SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.____)

Filed by the Registrant ☐

Filed by a Party Other than the Registrant ٱ

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☐ Preliminary Proxy Statement

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ٱ Definitive Proxy Statement

ٱ Definitive Additional Materials

ٱ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

XML - GLOBAL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________

(Name of Person Filing Proxy Statement if other than the Registrant)

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XML - GLOBAL TECHNOLOGIES, INC.

1818 Cornwall Avenue, Suite 9

Vancouver, British Columbia

Canada V6J 1C7

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to the shareholders of XML - Global Technologies, Inc. (respectively, the "XML Shareholders" and "XML" or the "Company") in connection with the solicitation by XML of proxies to be used at the Annual Meeting of XML Shareholders on May 14, 2001 (the "Annual Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Annual Meeting, and where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted

* FOR Proposal No. 1 to elect five Directors;

* FOR the adoption and approval of Proposal No. 2 which provides for an increase in the number of shares of common stock issuable under our 1999 Equity Incentive Plan;

* FOR ratification of our selection of our independent public accountants; and

according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Annual Meeting or any adjournment thereof.

In the event the Annual Meeting is, for any reason, adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the Annual Meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original Annual Meeting.

ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

This Statement is being mailed on or about April 6, 2001, to XML Shareholders eligible to vote at the Annual Meeting. Concurrently with the mailing of this Statement, XML is furnishing to its shareholders XML's Annual Report for its fiscal year ended June 30, 2000.

XML is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain XML Shareholders and brokers by one or more of the Directors or by Officers or employees of XML. XML may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, XML has not made any contracts or arrangements for such solicitations, hence they cannot identify any parties or estimate the cost of such solicitation.

Only XML Shareholders of record as of the close of business on April 4, 2001 (the "Record Date"), will be entitled to vote at the Annual Meeting. Representation of a majority of XML's shares of common stock outstanding on the XML Record Date, either in person or by proxy, constitutes a quorum for the Annual Meeting. When a quorum is present, the vote by a plurality of the shares represented at the Meeting shall decide the election of directors. As of the Record Date, XML had outstanding ______________ shares of common stock, with each share being entitled to one vote.

THE ANNUAL MEETING

The Board for use at the Meeting is furnishing this Proxy Statement and the accompanying proxy to shareholders of XML as part of the solicitation of proxies. This Proxy Statement and the enclosed form of proxy are first being mailed to the shareholders of XML on or about April 6, 2001.

Date, Time and Place of Meeting

The Meeting will be held in at______________________________, on May 14, 2001, at 10:00 am, local time.

Matters to be Considered

The purpose of the Meeting is to consider and vote upon the election of five (5) directors to serve until the next Annual Meeting of Stockholders.

At the Meeting, our shareholders will also be asked to ratify our selection of Moss Adams LLP as our independent public accountants for the fiscal year ended June 30, 2001.

At the Meeting, our shareholders will also be asked to consider and vote upon a proposal to increase the number of shares of our Common Stock which we may issue pursuant to the exercise of options and other rights under our 1999 Equity Incentive Plan to 6,000,000 shares.

Management of XML does not know of any other matter to be brought before the Meeting other than as referred to in this Proxy Statement. If any other business should properly come before the Meeting, the persons named in the proxy will vote upon those matters in their discretion.

Record Date and Outstanding Shares

The Board has fixed the close of business on April 4, 2001, as the Record Date for determining shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were approximately ___ shareholders of record of XML common stock and 27,505,000 shares of XML common stock outstanding and entitled to vote, with each share entitled to one vote.

Quorum

The presence in person or by properly executed proxy of holders of a majority of the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be considered present at the meeting for purpose of determining a quorum.

Required Vote

Directors shall be elected by a plurality of the votes of the shares present at the meeting either in person or represented by proxy and entitled to vote on the election of directors. On all other matters presented to a vote of the shareholders at the Meeting, a Proposal will be deemed ratified and adopted if it receives more votes in favor of such proposal than are cast against such Proposal. Abstentions will have the legal effect of a withheld vote in the election of Directors; abstentions will have the legal effect of a vote against a Proposal on all other matters. With respect to a broker non-vote on the Proposal, such shares will not be considered present at the Meeting, and will not be counted in the voting with respect to such matter.

The officers and directors of XML have indicated that they intend to vote their shares FOR each director. These individuals own shares representing a total of 7,885,000 shares, or approximately 28.7% of the total number of shares of XML common stock outstanding as of the Record Date.

Proxies

All shares of common stock represented at the Meeting either in person or by properly executed proxies received prior to or at the Meeting and not duly and timely revoked will be voted at the Meeting in accordance with the instructions in such proxies. If no such instructions are indicated, such shares will be voted in favor of all the proposals and, in the discretion of the proxyholder as to any other matter which may be incidental to the Meeting as may properly come before such Meeting. XML knows of no other matters other than as described in the Notice of Annual Meeting that are to come before the Meeting. If any other matter or matters are properly presented for action at the Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, including any adjournment or postponement of the Meeting, unless such authorization is withheld.

A shareholder who has given a proxy may revoke it at any time prior to its exercise by: (i) giving written notice thereof to the Secretary of XML at our principal executive offices at or prior to the taking of the vote at the Meeting; (ii) signing and returning to the Secretary of XML at our principal executive offices a later dated proxy prior to the taking of the vote; or (iii) voting in person at the Meeting; however, mere attendance at the Meeting will not itself have the effect of revoking the proxy.

Solicitation of Proxies; Expenses

The costs of filing and printing this Proxy Statement and the materials used in this solicitation will be borne by XML. In addition to solicitation by mail, the directors, officers, and employees of XML may solicit proxies from shareholders by telephone or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to XML shareholders. XML may reimburse these custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred.

YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

SUMMARY OF PROPOSALS TO BE DECIDED AT THE ANNUAL MEETING

The Following summary only highlights selected information from this document and may not contain all of the information that is important to you. To understand the Proposal fully, you should carefully read this entire document.

1. PROPOSAL NO. 1 - ELECTION OF DIRECTORS

a. Nominees:

In the absence of contrary instructions, the persons named in the accompanying form of Proxy intend to vote all proxies FOR the election of the following nominees:

(1) Peter Shandro

(2) Duane Nickull

(3) Simon Anderson

(4) David Webber

(5) Dick Hardt

Each of the nominees is currently a director of the Company.

b. Recommendations to Shareholders:

The XML Board of Directors believes that the election of each of the above named nominees is in the best interest of the XML Shareholders, and unanimously recommends a vote FOR Proposal No. 1.

c. Votes Required:

Directors shall be elected by a plurality of the votes present at the meeting either in person or by proxy and entitled to vote on the election of directors.

The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares voting at a meeting at which a quorum is present could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

d. Information Concerning Nominees
Name	Age	Position	Director/Officer Since

Peter Shandro	57	Chairman of the Board, Chief Executive Officer and President	1999

Duane Nickull	36	Chief Technology Officer and Director	1999

Simon Anderson	39	Chief Financial Officer, Secretary and Director	1999

David Webber	46	Vice President of Business Development and Director	1999

Dick Hardt	37	Director	2000

Peter Shandro has been our CEO and a Director since June 1999 and President since June 2000. He was an initial founder of XML Technologies, Inc., the Nevada corporation, and supervised its reorganization with the Company in August 1999. From 1970 to 1982, he was a Partner and Vice President of Marketing with FMH Canada, Ltd., a leisure products distribution company. Since 1992, through his privately owned companies, Noram Capital Partners and Wes-Sport Holdings, Ltd., he has arranged private debt and equity as well as bank financing for both public and private companies. He is currently the owner, President and Director of Spectrum BioTech, Inc., a private company that holds the patents to a unique self-destructing safety syringe. This company is not currently active. He is also a partner in Production Finance, Inc., a merchant trade finance company specializing in financing companies in the leisure and lifestyle products industry. From 1982 to 1991, he provided management and marketing services for Noram Recreation, Ltd., a company engaged in the development, financing and operation of eight aquatic recreation businesses.

Duane Nickull has been a Director since August 1999, was President from August 1999 to June 2000 and has been Chief Technology Officer since June 2000. He has worked with computers for 19 years and is a certified level 2 HTML Designer with application skills in Javascript and DHTML. Prior to helping form and organize XML, from 1986 to 1999 he was President of Nickull-Dowdall Sales, Ltd., a cosmetics manufacturer.

Simon Anderson has been Chief Financial Officer and Director since June 1999. Mr. Anderson is also a 50% owner and Vice President of MCSI Consulting Services Inc. from 1996 to present, to which he devotes about half of his time and attention. Mr. Anderson is both a Chartered Accountant and a Chartered Business Valuator and from 1994 to 1996 was a partner with BDO Dunwoody, an international accounting and consulting firm, where he specialized in mergers, acquisitions and valuations. From 1999 to June 2000, he was a director of mv Video, a Vancouver-based post production facility. From 1999 to 2000 he was Treasurer of MC2 Learning Systems, Inc. He was also a director of Trade Wind Communications, Ltd. from March 1997 to June 1999 and a director of Flexemessaging.com, Inc. from March 1999 to June 1999. Mr. Anderson received a Bachelor of Commerce in Accounting and Management Information Systems from the University of British Columbia in May 1983 and was admitted as a member of the Institute of Chartered Accountants in British Columbia in 1986. He is also a Chartered Business Valuator.

David R. R. Webber has been a Vice President of DataXchg and Director of the Company since October 1999. Mr. Webber is co-founder of the XML/EDI Group, a consortium which provides technical support to the advancement of XML/EDI technologies as an emerging worldwide standard. In January 1999, he founded Gnosis, Inc., a computer consulting firm which he continues to serve as President. From January 1997 to January 1999, he was a Senior Engineer with Elumen Solutions, a health care management information systems firm. From September 1994 to January 1997, he was Project Manager for LNK Corporation, an information technology research firm. From March 1994 to September 1994, he was an EDI specialist with DynCorpViar. Mr. Webber has a degree in Physics with Computing from the University of Kent at Canterbury, UK which was received in 1976.

Dick Hardt has been a Director since October 2000. He is currently Chief Executive Officer of ActiveState Tool Corporation, which he founded in July 1997 with O'Reilly and Associates. Prior to that, he formed hip communications, inc. , a company that became one of the larger web development and hosting companies in western Canada. Mr. Hardt sold his interest in hip communications, inc. in 1997 before founding ActiveState Tool Corporation. From 1993 he was employed by Paradigm Development (now known as Schema Software, Inc.) as a software architect manager until his founding of hip communications, inc. From 1986 to 1993, he was employed by Consumer Software where he was responsible for porting one of the first LAN e-mail packages. Mr. Hardt serves as a member of the Board of Directors of BC TIA and the Advisory Board of AceTech Early Stage, Inc.

Each Director will be elected to serve until the next Annual Meeting of Shareholders in 2002 or until a successor is duly elected and qualified.

No family relationship exists between any director or executive officer.

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Except as set forth above, during the last five (5) years no director or officer of the Company has:

  had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  been convicted in a criminal proceeding or subject to a pending criminal proceeding;

  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than the Board of Directors believes could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

2. Meetings and Committees of the Board of Directors

a. Meetings of the Board of Directors

During the fiscal year ended June 30, 2000, __ meetings of the Board of Directors were held, including regularly scheduled and special meetings. Peter Shandro, Simon Anderson and Dick Hardt attended 100% of the Board meetings. Duane Nickull attended ___% of the Board meetings and David Webber attended ___ % of the Board meetings. Outside Directors were reimbursed their expenses associated with attendance at such meetings or otherwise incurred in connection with the discharge of their duties as a Director. Directors received a grant of options to purchase 125,000 shares of common stock at the date of their appointment and will receive an additional grant of options to purchase 25,000 shares of common stock annually on the anniversary date of their appointment, as long as they continue to serve as directors.

b. Committees

The board appoints committees to help carry out its duties. In particular, board committees work on key issues in greater detail than would be possible at full board meetings. Each committee reviews the results of its meetings with the full board.

During the fiscal year ended June 30, 2000, the Board did not have an Audit Committee, Compensation Committee, Nomination Committee or any other standing committees. However, during the current fiscal year, the Board has established the following committees:

Audit Committee

The audit committee is currently composed of the following directors:

(left blank)

The Board of Directors has determined that the members of the audit committee are "independent" within the meaning of the National Association of Securities Dealers, Inc.'s listing standards. For this purpose, an audit committee member is deemed to be independent if he does not possess any vested interests related to those of management and does not have any financial, family or other material personal ties to management.

The audit committee was not formed or organized an did not meet during fiscal 2000. The committee is responsible for accounting and internal control matters. The audit committee:

- reviews with management, the internal auditors and the independent auditors policies and procedures with respect to internal controls;

- reviews significant accounting matters;

- approves the audited financial statements prior to public distribution;

- approves any significant changes in accounting principles or financial reporting practices;

- reviews independent auditor services; and

- recommends to the board of directors the firm of independent auditors to audit our consolidated financial statements.

In addition to its regular activities, the committee is available to meet on all of the independent accountants, controller or internal auditor whenever a special situation arises.

Compensation Advisory Committee

The compensation advisory committee is currently composed of the following directors:

(left blank)

Our chief executive officer, Peter Shandro, also serves as an ex officio member of the compensation advisory committee. The compensation advisory committee was not formed or organized and did not meet during fiscal 2000. The compensation advisory committee:

- recommends to the board of directors the compensation and cash bonus opportunities based on the achievement of objectives set by the compensation advisory committee with respect to our chairman of the board and president, our chief executive officer and the other executive officers;

- administers our compensation plans for the same executives;

- determines equity compensation for all employees;

- reviews and approves the cash compensation and bonus objectives for the executive officers; and

- reviews various matters relating to employee compensation and benefits.

Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

3. Remuneration and Executive Compensation

The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

TABLE 1

SUMMARY COMPENSATION TABLE

Long Term Compensation
		Annual Compensation				Awards		Payouts	All Other
				Other					Com-
				Annual	Restricted				Pensa- Tion
Name and Principal Position	Year	Salary		Compen- sation	Stock Award(s)	Options/ SARs	LTIP	All Other
		Salary	Bonus	Sation	Award(s)	Options/	Payouts	Com-pensa-
Position	Year	($)	($)	($)	($)	SARs(#)	($)	tion ($)

Peter Shandro, CEO	1999	-0-	-0-	-0-	-0-	125,000	-0-	-0-
	2000	96,000	-0-	-0-	-0-	-0-	-0-	-0-

____________________________________________________________________________________

  The above table reflects salary expenses as recorded on the Company's financial statements in accordance with generally accepted accounting principles. As such, the amounts may differ from the base salary rates discussed below.

4. Compliance With Section 16(a) of the Exchange Act:

Under the Securities Laws of the United States, the Company's Directors, its Executive (and certain other) Officers, and any persons holding more than ten percent (10%) of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1999 and 2000. All of these filing requirements were satisfied by the Company's Officers and Directors and ten percent holders. In making these statements, the Company has relied on the written representations of its Directors and Officers or copies of the reports that they have filed with the Commission.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"

THE ELECTION OF THE NOMINEES AS DIRECTORS

PROPOSAL NO. 2:

INCREASE AUTHORIZATION UNDER 1999 EQUITY INCENTIVE PLAN

Our Board of Directors has determined that, in order to be able to provide additional incentive to our management employees, it is in the best interests of our shareholders that the number of shares of our Common Stock which we are authorized to issue pursuant to the exercise of options, grants and other rights under our 1999 Equity Incentive Plan be increased.

We are currently authorized to issue up to 4,000,000 of Common Stock under our Plan. As of the date of this Proxy Statement, we have granted and have issued and outstanding options exercisable to purchase up to 2,851,500 shares of Common Stock, leaving a balance of authorized shares under the Plan of 1,148,500 shares.

In the next year we intend to recruit a number of new additions to our executive management team in order to keep pace with our anticipated rapid growth. In order to attract and retain qualified executive management, it will be necessary to offer generous option packages to candidates in order that we can compete effectively with other technology-based companies seeking the support of these highly qualified individuals. As a result, it is the view of our Board of Directors that the remaining authorized balance of 1,148,500 shares under our Plan is inadequate to permit us to be successful in attracting and retaining the highly qualified executive management team that the Company will require in the near future.

As a result, our Board of Directors has recommended that we increase the total authorization under our Plan from 4,000,000 to 6,000,000 shares, an increase of 2,000,000.

Votes Required.

Approval and adoption of the proposed increase in the number of shares of common stock authorized to be issued under our Plan requires more votes in favor of such proposal than are cast against such proposal.

Management Recommendation.

OUR BOARD OF DIRECTORS HAS CONCLUDED THAT THE PROPOSED INCREASED AUTHORIZATION UNDER OUR PLAN IS IN THE BEST INTEREST OF THE COMPANY'S SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS APPROVE THIS PROPOSAL AT THE MEETING.

PROPOSAL NO. 3:

RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has selected the firm of Moss Adams LLP, independent certified public accountants, to serve as auditors for the fiscal year ending June 30, 2001. Moss Adams LLP has been the Company's accountants since its inception. It is not expected that a member of Moss Adams LLP will be present at the Annual Meeting or that a member of that firm will be available to either make a statement or respond to appropriate questions. Ratification of the selection of our auditors is not required under the laws of the State of Colorado or applicable rules or regulations of the Securities and Exchange Commission but will be considered by the Board of Directors in selecting auditors for future years.

The following table details aggregate fees billed for fiscal year ended June 30, 2000 by Moss Adams LLP for:

* Professional services rendered for the audit of the Company's annual consolidated financial statements and the reviews of the Company's quarterly consolidated financial statements;

* Financial information systems design and implementation; and

* All other services:

Services for Fiscal 2000	Aggregate Fees Billed

Audit	$ 21,270
Financial Information System Design and Implementation	$ -0-
Other	$ 30,390

Neither the Board of Directors nor the Audit Committee of the Board of Directors has considered whether the provision of the services covered by the caption "Financial Information System Design and Implementation" or "Other" in the above table is compatible with Moss Adams LLP's independence.

Votes Required.

Ratification of the selection of Moss Adams LLP to serve as auditors for the fiscal year ending June 30, 2001 will require an affirmative vote of a majority of the outstanding shares of common stock of the Company represented in person or by proxy at the Annual Meeting and voting on this Proposal.

Management Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of our common stock by:

* each person who beneficially owns more than 5% of the common stock;

* each of our executive officers named in the Management section;

* each of our Directors; and

* all executive officers and Directors as a group.

The table shows the number of shares owned as of March 1, 2001 and the percentage of outstanding common stock owned as of March 1, 2001. Each person has sole voting and investment power with respect to the shares shown, except as noted.

Name and Address of Beneficial Owner	Number of Shares Of Common Stock Beneficially Owned	Percentage of Outstanding Shares Owned Current (as of 3/21/01)
Duane Nickull	2,150,000	7.8%
Peter Shandro	885,000	3.2%
Simon Anderson	350,000	1.3%
Matt MacKenzie	1,625,000	5.9%
Jamie Hoglund	1,600,000	5.8%
David Webber	1,150,000	4.2%

Dick Hardt	125,000	0.5%

Matthew J. Kavanaugh 3140 South Peoria Street Unit K-230 Aurora, Colorado 80014	1,950,000	7.1%
XML Fund, LLC 777 108th Avenue, N.E., Suite 1800 Bellevue, WA 98004	3,050,000	11.1%
All Officers and Directors as a Group (7 persons)	7,885,000	28.7%

Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership. Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The percentages shown are calculated based upon 27,505,000 shares of common stock outstanding on March 21, 2001. In calculating the percentage of ownership, unless as otherwise indicated, all shares of common stock that the identified person or group had the right to acquire within 60 days of March 21, 2001 upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

Unless otherwise stated, the beneficial owner's address is 1818 Cornwall Avenue, Suite 9, Vancouver, British Columbia V6J 1C7 Canada.

We have granted options to purchase shares of our common stock to our executive officers. Mr. Nickull was granted options to purchase 150,000 shares, Mr. Shandro was granted options to purchase 150,000, Mr. Anderson was granted options to purchase 150,000 shares, Mr. MacKenzie was granted options to purchase 125,000 shares, Mr. Webber was granted options to purchase 150,000 shares and Mr. Hoglund was granted options to purchase 100,000 shares. Our independent director, Mr. Hardt, was granted options to purchase 125,000 shares The number of shares of common stock shown on the foregoing table as being beneficially owned by each of these persons includes the shares of common stock underlying these options.

XML Fund, LLC is a private investment fund that has warrants to purchase 500,000 shares of common stock at an exercise price of $2.00 per share. Voting and investment power with respect to its Securities is exercised by David Pool, the Manager of the Fund. The Fund's ownership includes warrants to purchase an additional 100,000 of common stock at an exercise price of $4.00 per share and Warrants exercisable to purchase an additional 425,000 shares of common stock at an initial exercise price of $4.00 per share until April 6, 2001 and thereafter at an exercise price of $6.00 per share.

Mr. David Pool, the Manager of XML Fund, has agreed to become a director subject to our obtaining directors' and officers' liability insurance. Upon his election and including the securities owned by XML Fund, the directors and officers of the company as a group will consist of six persons, and will be the beneficial owners of 9,835,000 shares, representing 35.8% of the total issued and outstanding shares of our common stock.

Lock-up and Vesting Agreements

Messrs. Nickull, Shandro, MacKenzie and Hoglund have each entered into a Lock-up and Vesting Agreement pursuant to which all of the shares of our common stock which they own are subject to being returned and forfeited if their employment terminates. Under the vesting schedule, their shares will vest on August 29, 2001. Until the shares are vested, they may not be sold. If the person's employment with the company is terminated before the vesting date, all unvested shares will be forfeited and revert to our authorized but unissued shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Founders - XML - Global

When we were first organized in 1991, we issued a total of 500,000 shares of our common stock to a total of 11 investors in consideration of a purchase price of $.0003 per share. The following sets forth the names and the number of shares, giving retroactive effect to a 10-for-1 forward split, received by persons who would be considered promoters:

Name	Number of Shares

Matthew J. Kavanaugh	2,550,000
Terry Whiteside	500,000
Marshal Griffin	500,000
Equitas Corp.	900,000

Founders - XML Nevada; the reorganization

In May 1999, XML Nevada was organized through the issuance of 12,500,000 shares of common stock and the simultaneous acquisition of certain intellectual property and other assets. XML Nevada also formed a wholly owned subsidiary, XML Research, which in turn acquired 100% of the outstanding stock of Walkabout Websites. The purpose of these transactions was to consolidate all of the intellectual property and other assets contributed by Messrs. Nickull, MacKenzie, Hoglund and Palethorpe into one entity, XML Nevada. The persons who would be deemed founders of XML Nevada, and the number of shares of common stock received by each, is set forth below:
Name	Number of Shares

Duane Nickull	2,000,000 *
Matt MacKenzie	1,500,000 *
Jamie Hoglund	1,500,000 *
Peter Shandro	735,000
Simon Anderson	200,000
Michael Palethorpe	200,000 **

_________________

* Subject to vesting agreements over a two year period ending August 2001.

** Mr. Palethorpe left the Company in February 2000 and surrendered 600,000 of his shares for cancellation.

In August 1999, XML Global (then known as International Capital Funding, Inc.) acquired 100% of the issued and outstanding shares of common stock of XML Nevada. In that transaction, all 12,500,000 shares of XML Nevada were exchanged on a one-for-one basis for 12,500,000 shares of XML Global, which then represented approximately 71% of the total issued and outstanding shares of common stock of XML Global.

DataXchg, Inc.

In 1999, we formed and organized a new company called DataXchg, Inc. 40% of the equity securities of DataXchg, Inc. was held by us and 60% was held by David Webber. At that time, David Webber also became a member of our Board of Directors and a consultant.

Upon its organization, David Webber assigned to DataXchg, Inc. all of the patents, patent rights and other intellectual property owned by them related to the Xchg product, an e-business to e-business interchange solution that permits the conversion of standard EDI documents into an XML format. As part of the arrangement, DataXchg, Inc. granted to XML Global an exclusive worldwide license to market, sell and sublicense the expressXCHG product (now GoXML™ Transform) to end users, for which DataXchg, Inc. is entitled to a variable royalty depending upon the nature and configuration of the product marketed and sold.

In June, 2000, we acquired the remaining 60% of DataXchg, Inc. in exchange for the issuance to Mr. Webber of 1,000,000 shares of our common stock.

XMLFund, LLC

             In January 2000, we sold to XMLFund, LLC an unrelated party, a total of 500,000 Units of our securities at a price of $2.00 per Unit, for a total cash consideration of $1,000,000. Each Unit consisted of two shares of our common stock, one Warrant exercisable for three years to purchase an additional share of common stock at an exercise price of $2.00 per share, and a second Warrant exercisable for 60 days to purchase an additional share of our common stock at an exercise price of $0.07 per share. In March 2000, XMLFund, LLC exercised warrants to purchase 500,000 shares of our common stock at an exercise price of $0.07 per share. The managing partner of XMLFund, David Pool agreed to become a member of our Board of Directors subject to our obtaining directors and officers liability insurance. In addition, XMLFund, LLC was granted a limited preemptive right on certain future financings that we may undertake. By virtue of this limited preemptive right, XMLFund, LLC purchased in April 2000 100,000 units at a price of $1.00 per unit, each unit consisting of one share of our common stock and one warrant exercisable until December 31, 2000 to purchase an additional share of common stock at an exercise price of $4.00 per share. Further, pursuant to the preemptive right, in April 2000 XMLFund, LLC purchased 8.5 units at a price of $75,000 per unit, each unit consisting of 50,000 shares of our common stock and warrants exercisable to purchase an additional 50,000 shares of our common stock for 18 months at an initial exercise price of $4.00 per share. This preemptive right will terminate upon our completion of an initial public offering.

OTHER MATTERS

The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If, however, any other matters properly come before the Annual Meeting, it is the intention of the person's named in the enclosed proxy form to vote such proxies on such matters in accordance with their best judgment.

Whether or not you expect to present at the meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you wish to attend the meeting and wish to vote in person, you may withdraw your proxy.

XML TECHNOLOGIES INTERNATIONAL, INC.

By:

Simon Anderson, Secretary

Shareholder Proposals For The 2001 Annual Meeting

If any shareholder wishes to present a proposal for inclusion in the proxy materials to be mailed by the Company with respect to the 2001 Annual Meeting of Shareholders, the proposal must be presented to the Company's management prior to September 30, 2001, along with proof of common stock ownership in the Company. If, however, notwithstanding the foregoing deadline, a proposal is brought before the Meeting, then under the proxy rules of the Securities and Exchange Commission the proxies solicited by management with respect to the Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the person selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission's proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by overnight courier to XML - Global Technologies, Inc., 1818 Cornwall Avenue, Suite 9, Vancouver, British Columbia, Canada V6J 1C7, Attention: Peter Shandro, President and CEO.

APPENDIX A

XML - Global Technologies, Inc. Audit Committee Charter

XML - GLOBAL TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2001

The Annual Meeting of Shareholders of XML - Global Technologies, Inc. (the "Company") will be held at 181 Cornwall Avenue, Suite 9, Vancouver, British Columbia, Canada V6J 1C7 on May 14, 2001 at 10:00 o'clock a.m. local time for the purpose of considering and voting upon the following:

1. To elect five (5) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

2. To approve an increase in the number of shares of common stock issuable under our 1999 Equity Incentive Plan.

3. To ratify our selection of our independent certified public accountants.

4. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of the Company's common stock of record at the close of business on April 4, 2001 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended June 30, 2000, is being mailed to shareholders concurrently with our Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt or a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.
XML - GLOBAL TECHNOLOGIES, INC.

Simon Anderson, Secretary

XML - GLOBAL TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE COMPANY

The undersigned hereby constitutes and appoints Peter Shandro or ____________________________ (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of XML - Global Technologies, Inc (the "Company") to be held at the principal offices of the Company, 1818 Cornwall Avenue, Suite 9, Vancouver, British Columbia, Canada V6J 1C7 on May 14, 2001 at 10:00 o'clock a.m. local time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

(1) FOR WITHHOLD AUTHORITY _____________

To elect all of the nominees listed below:

Peter Shandro, Duane Nickull, Simon Anderson, David Webber, Dick Hardt

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

______________________________________________________________

(2) FOR __________ AGAINST __________ ABSTAIN ___________

To approve an increase in the number of shares of common stock issuable under our 1999 Equity Incentive Plan

(3) FOR __________ AGAINST __________ ABSTAIN ___________

To ratify our selection of our independent public accountants

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

Date , 2001

Name (please type or print)

Signature

Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.